Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned agree that the attached Schedule 13G dated July 24, 2020 relating to the ordinary shares, nominal value £0.05 per share, of Verona Pharma Plc shall be filed on behalf of the undersigned.

Dated: July 24, 2020

AI BIOTECHNOLOGY LLC
By: Access Industries Management, LLC, Its Manager

/s/ Alejandro Moreno
Signature

Alejandro Moreno / Executive Vice President
Name/Title

ACCESS INDUSTRIES HOLDINGS LLC
By: Access Industries Management, LLC, Its Manager

/s/ Alejandro Moreno
Signature

Alejandro Moreno / Executive Vice President
Name/Title

ACCESS INDUSTRIES MANAGEMENT, LLC
By:

/s/ Alejandro Moreno
Signature

Alejandro Moreno / Executive Vice President
Name/Title

*
Signature

Len Blavatnik
Name

*

The undersigned, by signing his name hereto, executes this Joint Filing Agreement pursuant to the Power of Attorney executed on behalf of Mr. Blavatnik (filed as Exhibit 99.2 to his Schedule 13G related to the common stock of Pandion Therapeutics, Inc. filed on July 24, 2020).

By:	/s/ Alejandro Moreno
Name:	Alejandro Moreno
Attorney-in-Fact